Exhibit 99.3

Southridge Technology Group, Inc.

RxElite Holdings, Inc.

Unaudited Pro Forma
Condensed Consolidated Financial Information

On July 13, 2007, Southridge Technology Group, Inc., a Delaware corporation (“STG”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among STG, RxElite Holdings Inc., a privately held Delaware corporation (“RxElite”), and RxElite Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of STG (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub was merged with and into RxElite, and RxElite, as the surviving corporation, became a wholly-owned subsidiary of STG.

After the cash purchase and cancellation of 15,000 shares of STG’s common stock, the subsequent cancellation of 9,050,000 shares of STG’s common stock, and the issuance of an aggregate of 4,145,806 shares of STG’s common stock to the holders of RxElite’s common stock in the Merger, the former stockholders of RxElite owned 73.5% of the outstanding common stock of STG. As a result, the Merger has been accounted for as a “reverse acquisition” whereby RxElite acquired STG, and the assets and liabilities of RxElite have been recorded at their historical cost basis. All of the pre-Merger assets and liabilities of STG were distributed to certain STG shareholders in the Merger. The unaudited pro forma condensed consolidated financial information includes adjustments to reflect certain equity transactions by STG and RxElite directly related to the Merger and completed in order to establish the number of common shares outstanding for each company to effect the Merger. In addition, the pro forma adjustments include the issuance by STG of new common stock warrants issued to shareholders and a stock dividend declared by STG in connection with the Merger.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 have been prepared in accordance with accounting principles generally accepted in the United States to give effect to the July 13, 2007 Merger as if the transaction occurred on January 1, 2006. Pro forma adjustments related to the Merger include elimination of the historical revenues and expenses of STG and changes in income (loss) per share and the weighted average number of common shares outstanding to include the effect of the change in shares of common stock and warrants in the Merger.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the July 13, 2007 Merger as if the transaction occurred on March 31, 2007. Pro forma adjustments related to the Merger or to transactions directly related to the Merger include: the elimination of STG assets and liabilities distributed to the shareholders of STG as part of the Merger and the resulting elimination of a portion of the retained earnings of STG; the cancellation of certain shares of STG’s common stock; the issuance of additional shares of RxElite’s common stock and warrants to purchase shares of RxElite’s common stock in completion of a financing transaction; the issuance of shares of STG’s common stock to the shareholders of RxElite; the issuance of a stock dividend by STG; the recording of a cash distribution and an obligation for a future cash distribution to the prior preferred stock holders of RxElite required by the Merger; and the issuance of warrants to purchase additional shares of STG’s common stock issued to the shareholders of STG.

The unaudited pro forma combined condensed financial statements are prepared for informational purposes only and are not necessarily indicative of future results or actual results that would have been achieved had the Merger been consummated as of the dates specified above.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006

	Historical		Pro Forma
	RxElite	STG {a}	Adjustments		Pro Forma

Sales, net	$14,171,134	$1,176,538	$(1,176,538)	{1}	$14,171,134
Cost of goods sold	13,870,372	434,587	(434,587)	{1}	13,870,372

Gross profit	300,762	741,951	(741,951)		300,762

Operating costs and expenses	4,528,503	597,965	(597,965)	{1}	4,528,503

Income (loss) from operations	(4,227,741)	143,986	(143,986)		(4,227,741)

Other income (expense):
Interest and other income	12,398,406	-	-		12,398,406
Interest and other expense	(644,834)	-	-		(644,834)

Total other income	11,753,572	-	-		11,753,572

Income (loss) before taxes	7,525,831	143,986	(143,986)		7,525,831

Provision for income taxes	-	(50,000)	50,000	{1}	-

Net income (loss)	$7,525,831	$93,986	$(93,986)		$7,525,831

Income (loss) per share:
Basic	$0.37	$0.01	$(0.26)	{2}	$0.12
Diluted	$0.27	$0.01	$(0.18)	{2}	$0.10

Weighted average number of shares outstanding
Basic	20,091,557	10,469,479	31,604,829	{3}	62,165,865
Diluted	29,542,134	10,469,479	36,830,089	{3}	76,841,702

{a} The operations of STG are for the year ended September 30, 2006.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007

	Historical		Pro Forma
	RxElite	STG	Adjustments		Pro Forma

Sales, net	$146,873	$299,833	$(299,833)	{1}	$146,873
Cost of goods sold	139,245	153,973	(153,973)	{1}	139,245

Gross profit	7,628	145,860	(145,860)		7,628

Operating costs and expenses	2,135,153	87,827	(87,827)	{1}	2,135,153

Income (loss) from operations	(2,127,525)	58,033	(58,033)		(2,127,525)

Other income (expense):
Interest and other income	25,901	-	-		25,901
Interest and other expense	(106,738)	-	-		(106,738)

Total other expense	(80,837)	-	-		(80,837)

Income (loss) before taxes	(2,208,362)	58,033	(58,033)		(2,208,362)

Provision for income taxes	-	6,138	(6,138)	{1}	-

Net income (loss)	$(2,208,362)	$64,171	$(64,171)		$(2,208,362)

Income (loss) per share:
Basic	$(0.06)	$-	$0.02	{2}	$(0.04)
Diluted	$(0.06)	$-	$0.02	{2}	$(0.04)

Weighted average number of shares outstanding
Basic	36,861,241	10,560,000	14,835,145	{3}	62,256,386
Diluted	36,861,241	10,560,000	14,835,145	{3}	62,256,386

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007

	Historical		Pro Forma
	RxElite	STG	Adjustments		Pro Forma
Assets

Current assets:
Cash and cash equivalents	$701,108	$1,561	$(15)	{4}	$2,807,321
			(1,546)	{5}
			2,706,213	{6}
			(600,000)	{9}
Accounts receivable, net	75,657	348,767	(348,767)	{5}	75,657
Related party receivables	30,192	-	-		30,192
Inventory	6,158,780	9,696	(9,696)	{5}	6,158,780
Prepaid expenses and other	91,742	657	(657)	{5}	91,742

Total current assets	7,057,479	360,681	1,745,532		9,163,692

Property and equipment, net	528,491	25,245	(25,245)	{5}	528,491
Intangible assets	69,145	-	-		69,145
Restricted deposits	201,183	-	-		201,183

	$7,856,298	$385,926	$1,720,287		$9,962,511

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(continued)

	Historical		Pro Forma
	RxElite	STG	Adjustments		Pro Forma
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,770,610	$31,338	$(31,338)	{5}	$5,217,135
			446,525	{7}
Accrued expenses	483,445	52,580	(52,580)	{5}	483,445
Convertible debentures	500,000	-	-		500,000
Current portion of capital lease obligations	14,304	-	-		14,304
Current portion of long-term debt - related party	238,893	-	-		238,893

Total current liabilities	6,007,252	83,918	362,607		6,453,777

Long-term liabilities:
Capital lease obligations	28,106	-	-		28,106
Long-term debt - related party	725,727	-	-		725,727
Obligation to former preferred stock holders	-	-	1,400,000	{9}	1,400,000

Total long-term liabilities	753,833	-	1,400,000		2,153,833

Total liabilities	6,761,085	83,918	1,762,607		8,607,610

Stockholders’ equity:
Common stock	91,124	10,560	(15)	{4}	62,257
			(9,050)	{5}
			17,319	{6}
			(108,443)	{8}
			4,146	{8}
			56,616	{10}
Additional paid-in capital	9,333,300	-	4,367,232	{6}	14,926,896
			(446,525)	{7}
			108,443	{8}
			(4,146)	{8}
			1,568,592	{11}
Subscription shares payable	2,908,707	-	(1,678,338)	{6}	1,230,369
Retained earnings (deficit)	(11,237,918)	291,448	(292,943)	{5}	(14,864,621)
			(2,000,000)	{5}
			(56,616)	{10}
			(1,568,592)	{11}

Total stockholders’ equity	1,095,213	302,008	(42,320)		1,354,901

	$7,856,298	$385,926	$1,720,287		$9,962,511

UNAUDITED PRO FORMA ADJUSTMENTS

{1} Eliminates the revenues and expenses of STG.

{2} Records changes in basic and diluted income (loss) per share to reflect the pro forma adjustments and to include the effect of the change in shares of common stock and warrants in the Merger.

{3} Reflects the change in shares of common stock and warrants in the Merger, eliminating common stock equivalents where a net loss is reported on a pro forma basis.

{4} Records STG’s repurchase and cancellation of 15,000 shares of its common stock.

{5} Eliminates the pre-Merger assets and liabilities of STG distributed to certain shareholders of STG, and the cancellation of 9,050,000 shares of STG’s common stock.

{6} Records the consideration for and the issuance of a total of 7,307,585 shares of RxElite’s common stock at $0.60 per share.

{7} Records the obligation of RxElite to issue warrants earned in connection with the sale of RxElite’s common stock reflected in pro forma adjustment {6}.

{8} Records the exchange of 45,756,417 shares of RxElite’s common stock for 4,145,806 shares of STG’s common stock in the Merger at an exchange ratio of .090606 shares of STG’s common stock for each share of RxElite’s common stock.

{9} Records a current cash distribution of $600,000 and the obligation to distribute $1.4 million in cash on or before December 31, 2008 to former preferred stock holders of RxElite required as a result of the Merger.

{10} Records the stock dividend declared by STG immediately after the Merger at 10.36789 common shares for each share of common stock outstanding.

{11} Records the issuance of common stock warrants to the shareholders in the Merger.

The following schedules present the changes in the number of common shares outstanding for RxElite and STG in the Merger described in the above pro forma adjustments.

RxElite $0.00237 par value common stock:

Number of common shares outstanding, March 31, 2007	38,448,832
Merger transactions:
Issuance of common shares in financing transaction {6}	7,307,585
Exchange of common shares for shares of STG’s common stock {8}	(45,756,417)

Number of common shares outstanding, pro forma	-

STG $0.001 par value common stock:

Number of common shares outstanding, March 31, 2007	10,560,000
Merger transactions:
Repurchase and cancellation of common shares {4}	(15,000)
Cancellation of common shares {5}	(9,050,000)
Exchange of common shares for shares of RxElite’s common stock {8}	4,145,806
Stock dividend declared {10}	56,615,580

Number of common shares outstanding, pro forma	62,256,386